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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Optical Coating Laboratory, Inc. 1993 Incentive Compensation Plan, the Optical Coating Laboratory, Inc. 1995 Incentive Compensation Plan, the Optical Coating Laboratory, Inc. 1996 Incentive Compensation Plan, the Optical Coating Laboratory, Inc. 1998 Incentive Compensation Plan, the Optical Coating Laboratory, Inc. 1999 Incentive Compensation Plan, the Optical Coating Laboratory, Inc. 1999 Employee Stock Purchase Plan, and the Optical Coating Laboratory, Inc. 1999 Director Stock Plan of our report dated July 23, 1999 (except for Note 13, as to which the date is August 25, 1999) with respect to the consolidated financial statements of JDS Uniphase Corporation and the related financial statement schedule included in its Annual Report (Form 10-K/A), filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


San Jose, California
February 7, 2000